SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 11, 2004

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

6801 Rockledge Drive, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On March 12, 2004, Lockheed Martin Corporation and The Titan Corporation issued a press release announcing that Titan has agreed to delay until Monday, April 12, 2004, the vote of its stockholders on the pending merger with Lockheed Martin. A copy of the press release is filed as Exhibit No. 99.1 and is incorporated by reference into this report.

Lockheed Martin and Titan also announced that they have agreed to amend the merger agreement to extend the date by which either party may terminate the agreement if the merger has not been completed from March 31, 2004 to April 20, 2004, provided that the party seeking to terminate the agreement is not then in material breach of its obligations in a manner that has contributed to the failure to complete the merger by such date. The remaining terms of the merger agreement remain unchanged. A copy of the amendment is filed as Exhibit No. 99.2 and is incorporated by reference into this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
99.1	Lockheed Martin Corporation Press Release dated March 12, 2004.

99.2	Amendment No. 2 to Agreement and Plan of Merger dated March 11, 2004, by and among Lockheed Martin Corporation, LMC SUB ONE, INC., LMC LLC ONE, LLC, and The Titan Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman

David A. Dedman Associate General Counsel and Assistant Secretary

March 12, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Lockheed Martin Corporation Press Release dated March 12, 2004.

99.2	Amendment No. 2 to Agreement and Plan of Merger dated March 11, 2004, by and among Lockheed Martin Corporation, LMC SUB ONE, INC., LMC LLC ONE, LLC, and The Titan Corporation.